HARRIS
                                                     BEACH &
                                                     WILCOX

                                                     A LIMITED LIABILITY
                                                     PARTNERSHIP

                                                     ATTORNEYS AT LAW

                                                     THE GRANITE BUILDING
                                                     130 EAST MAIN STREET
                                                     ROCHESTER, N.Y.
                                                     14604-1687
                                                     (716) 232-4440

September 15, 1998



Pro-Fac Cooperative, Inc.
90 Linden Oaks
Rochester, New York 14603

                     Re: Registration Statement on Form S-2

Ladies and Gentlemen:

       We have acted as your counsel in connection with a Registration Statement on Form S-2 to be filed by you with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 as amended. Such Registration Statement may be amended, from time to time, by one or more amendments at the request of the Commission, or on your own initiative, either before or after its effective date. The Registration Statement as so amended or to be amended, covers the retains (the "Retains") and the shares of preferred stock, liquidation preference $25 (the "Preferred Stock"), of Pro-Fac referred to therein.

       We have examined originals or copies, identified to our satisfaction, of such documents and records of Pro-Fac, and such other documents and records as we have deemed necessary, as a basis for the opinions hereinafter expressed.

       Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that, subject to an order or other appropriate action by the Commission declaring the Registration Statement effective, the Retains and Preferred Stock of Pro-Fac, when issued in accordance with the terms and conditions set forth in the prospectus forming part of the Registration Statement to be filed with the Commission (the "Prospectus"), will be legally issued, fully paid and non-assessable, except that under the New York Cooperative Corporations Law each member and each director of Pro-Fac may be personally liable, jointly and severally, for certain amounts owed to employees for services rendered to Pro-Fac, as described in the Prospectus under the caption "Description of Pro-Fac Securities - Common Stock," and except that the amount of outstanding Non-Qualified Retains may be subject to adjustment subsequent to issuance, as described in the Prospectus under the caption "Description of Pro-Fac Securities - Retains."

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                HARRIS BEACH & WILCOX LLP


                          By:   /s/ Catherine A. King
                                    Catherine A. King